Exhibit 15.1

September 27, 2023

To:TuanChe Limited (the “Company”)

9F, Ruihai Building, No. 21 Yangfangdian Road

Haidian District, Beijing 100038

People’s Republic of China

Ladies and Gentlemen,

We hereby consent to the reference of our name under the headings “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” in the Company’s annual report on Form 20-F/A for the year ended December 31, 2022 (the “Amended Annual Report”), which will be re-filed with the Securities and Exchange Commission (the “SEC”) in the month of September 2023. We also consent to the filing of this consent letter with the SEC as an exhibit to the Amended Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

[The following is the signature page.]

Yours faithfully,

/s/ Shihui Partners
Shihui Partners

Signature Page to the Consent of Shihui Partners